Exhibit 21.1

Name of Entity	Doing Business As	Jurisdiction of Registration	Direct Ownership Interest
ABACA, Inc.	Health for Life Cave Creek	Arizona, USA	0.0%
Ambary, LLC		Arizona, USA	100%
The Healing Center Wellness Center, Inc.	Health For Life Crismon	Arizona, USA	0.0%
Health for Life, Inc.	Health For Life Ellsworth Health For Life East	Arizona, USA	0.0%
Soothing Options, Inc.	Health For Life McDowell Health For Life North	Arizona, USA	0.0%
S8 Management, LLC		Arizona, USA	100%
S8 Rental Services, LLC		Arizona, USA	100%
iAnthus Arizona, LLC		Arizona, USA	100%
MPX Bioceutical ULC		British Columbia, Canada	100%
Scarlet Globemallow, LLC		Colorado, USA	100%
Bergamot Properties, LLC		Colorado, USA	100%
iAnthus Capital Management, LLC		Delaware, USA	100%
iAnthus Holdings Florida, LLC		Florida, USA	100%
GrowHealthy Properties, LLC		Florida, USA	100%
GHHIA Management, Inc.		Florida, USA	100%
McCrory’s Sunny Hill Nursery, LLC	GrowHealthy	Florida, USA	100%
iA IT, LLC		Illinois, USA	100%
iA GPT, LLC		Illinois, USA	19%
iA GP, LLC		Illinois, USA	19%
Island Thyme, LLC		Illinois, USA	19%
MPX Luxembourg SARL		Luxembourg	100%
GreenMart of Maryland, LLC	Health For Life Baltimore	Maryland, USA	100%
LMS Wellness Benefit, LLC	Health For Life White Marsh	Maryland, USA	0.0%
Rosebud Organics, Inc.	MPX Maryland	Maryland, USA	100%
Budding Rose, Inc.	Health For Life Bethesda	Maryland, USA	100%
Pilgrim Rock Management, LLC		Massachusetts, USA	100%
Mayflower Medicinals, Inc.		Massachusetts, USA	100%
Cannatech Medicinals Inc.		Massachusetts, USA	100%
Fall River Development Company, LLC		Massachusetts, USA	100%
IMT, LLC		Massachusetts, USA	100%
CGX Life Sciences, Inc.		Nevada, USA	100%
GreenMart of Nevada NLV, LLC	Health for Life	Nevada, USA	100%
iA Northern Nevada, Inc.		Nevada, USA	100%
MPX New Jersey, LLC		New Jersey, USA	100%
GTL Holdings, LLC		New Jersey, USA	100%
iAnthus New Jersey, LLC		New Jersey, USA	100%
iA CBD, LLC		New Jersey, USA	100%
iAnthus Empire Holdings, LLC		New York, USA	100%
Citiva Medical, LLC	Be.	New York, USA	100%
Grassroots Vermont Management Services, LLC		Vermont, USA	100%
FWR, Inc.	Grassroots Vermont	Vermont, USA	100%
Pakalolo, LLC		Vermont, USA	100%